Exhibit 99.(a)(12)

LAZARD REITREMENT SERIES, INC.

ARTICLES OF AMENDMENT

                    LAZARD RETIREMENT SERIES, INC., a Maryland corporation having its principal office in the State of Maryland at 300 East Lombard Street, Baltimore, Maryland (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                    FIRST: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard Retirement Small Cap Portfolio to Lazard Retirement U.S. Small Cap Equity Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Service Shares of Lazard Retirement Small Cap Portfolio are redesignated as Service Shares of Lazard Retirement U.S. Small Cap Equity Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Investor Shares of Lazard Retirement Small Cap Portfolio are redesignated as Investor Shares of Lazard Retirement U.S. Small Cap Equity Portfolio.

                    SECOND: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard Retirement International Small Cap Portfolio to Lazard Retirement International Small Cap Equity Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Service Shares of Lazard Retirement International Small Cap Portfolio are redesignated as Service Shares of Lazard Retirement International Small Cap Equity Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Investor Shares of Lazard Retirement International Small Cap Portfolio are redesignated as Investor Shares of Lazard Retirement International Small Cap Equity Portfolio.

                    THIRD: The Charter of the Corporation is hereby amended to change the name of the Corporation’s Lazard Retirement Emerging Markets Portfolio to Lazard Retirement Emerging Markets Equity Portfolio, with the effect that the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Service Shares of Lazard Retirement Emerging Markets Portfolio are redesignated as Service Shares of Lazard Retirement Emerging Markets Equity Portfolio and the fifty million (50,000,000) issued and unissued authorized shares of Common Stock known as Investor Shares of Lazard Retirement Emerging Markets Portfolio are redesignated as Investor Shares of Lazard Retirement Emerging Markets Equity Portfolio.

                    FOURTH: The foregoing amendments to the Charter of the Corporation have been approved by a majority of the entire Board of Directors and are limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

                    FIFTH: The foregoing amendments do not increase the total number of authorized shares of the Corporation or the aggregate par value thereof. Giving effect to the redesignations in foregoing amendments, the total number of shares of stock that the Corporation has authority to issue remains at one billion three hundred million (1,300,000,000) shares, all of which are shares of Common Stock, with a par value of one tenth of one cent ($.001) per share, having an aggregate par value of one million three hundred thousand dollars ($1,300,000), classified as follows:

Portfolio

Lazard Retirement U.S. Equity Value Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement U.S. Strategic Equity Portfolio
Service Shares Common Stock	100,000,000
Investor Shares Common Stock	100,000,000

Lazard Retirement U.S. Small Cap Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement U.S. Small Cap Equity Value Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement U.S. Small Cap Equity Growth Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Global Equity Income Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Equity Select Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Strategic Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement International Small Cap Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Emerging Markets Equity Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

Lazard Retirement Capital Allocator Opportunistic Strategies Portfolio
Service Shares Common Stock	50,000,000
Investor Shares Common Stock	50,000,000

TOTAL	1,300,000,000

                    SIXTH: These Articles of Amendment to the Charter of the Corporation shall become effective at 9:01 a.m. on May 1, 2008.

                    The undersigned Vice President of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and states that to the best of his knowledge, information and belief, the matters and facts with respect to authorization and approval set forth in these Articles of Amendment are true in all material respects and that this statement is made under penalties of perjury.

                    IN WITNESS WHEREOF, Lazard Retirement Series, Inc. has caused these Articles of Amendment to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary as of April 22, 2008.

LAZARD RETIREMENT SERIES, INC.

By:	/s/ Nathan A. Paul

Nathan A. Paul
Vice President

Witness:
/s/ David A. Kurzweil

David A. Kurzweil
Assistant Secretary